                                                                    EXHIBIT 12.1


               TRANSAMERICAN ENERGY CORPORATION (AND PREDECESSOR)
                      RATIO OF EARNINGS TO FIXED CHARGES
                           (in thousands of dollars)


                                                                   Year Ended July 31,                 Six Months Ended
                                                     -----------------------------------------------      January 31,
                                                      1992         1993         1994          1995           1996
                                                     -------     --------     --------      --------       --------
Income (loss) before income taxes                    $41,778     $ 90,990     $ 11,783      $(64,762)      $(27,193)
Add:
   Interest expense, net of amounts capitalized        3,173        2,999       51,684        81,012         49,348
   Portion of rental expense representative              403          460          736         1,321            783
     of an interest factor                           -------     --------     --------      --------       --------
      A. Earnings before fixed charges               $45,354     $ 94,449     $ 64,203      $ 17,571       $ 22,938
                                                     =======     ========     ========      ========       ========
Fixed Charges:
   Total interest                                    $ 3,173     $  2,999     $ 52,394      $100,745       $ 82,931
   Portion of rental expense representative of
     an interest factor                                  403          460          736         1,321            783
                                                     -------     --------     --------      --------       --------
      B. Fixed charges                               $ 3,576     $  3,459     $ 53,130      $102,066       $ 83,714
                                                     =======     ========     ========      ========       ========

Ratio of earnings to fixed charges
   (A divided by B)                                     12.7         27.3          1.2            --             --
                                                     =======     ========     ========      ========       ========
Earnings inadequate to cover fixed charges           $    --     $     --     $     --      $ 84,495       $ 60,776
                                                     =======     ========     ========      ========       ========



                                                                          Six Months Ended
                                                        Year Ended            July 31,
                                                        January 31,    ----------------------
                                                           1997          1996          1997
                                                        ---------      --------      --------
 Income (loss) before income taxes                      $  78,968      $113,108      $452,780
Add:
   Interest expense, net of amounts capitalized           101,670        54,121        69,932
   Portion of rental expense representative
     of an interest factor                                  1,520           668           716
                                                        ---------      --------      --------
      A. Earnings before fixed charges                  $ 182,158      $167,897      $523,428
                                                        =========      ========      ========
Fixed Charges:
   Total interest                                       $ 186,398      $ 94,988      $106,455
   Portion of rental expense representative of
     an interest factor                                     1,520           668           716
                                                        ---------      --------      --------
      B. Fixed charges                                  $ 187,918      $ 95,656      $107,171
                                                        =========      ========      ========

Ratio of earnings to fixed charges
   (A divided by B)                                            --           1.8           4.9
                                                        =========      ========      ========
Earnings inadequate to cover fixed charges              $   5,760      $     --      $     --
                                                        =========      ========      ========